Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-211370

Prospectus Supplement

(To Prospectus dated July 1, 2016)

Gevo, Inc.

5,680,000 Series G Units consisting of One Share of Common Stock, One

Series K Warrant to Purchase One Share of Common Stock and

One Series M Warrant to Purchase One Share of Common Stock

570,000 Series H Units consisting of a Pre-Funded Series L Warrant to Purchase

One Share of Common Stock, One Series K Warrant to Purchase

One Share of Common Stock and One Series M Warrant to Purchase

One Share of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale 5,680,000 Series G units, with each Series G unit consisting of one share of our common stock, one Series K warrant to purchase one share of our common stock and one Series M warrant to purchase one share of our common stock. Each full Series K warrant gives the warrant holder the right to purchase one share of our common stock. Each full Series M warrant entitles the holder thereof to purchase one share of our common stock. Each Series G unit will be sold at a negotiated price of $1.90 per unit. The Series G units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering to those purchasers whose purchase of Series G units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of Series G units that would otherwise result in ownership in excess of 4.99% of our outstanding common stock, 570,000 Series H units. Each Series H unit will consist of one pre-funded Series L warrant to purchase one share of our common stock, one Series K warrant to purchase one share of our common stock and one Series M warrant to purchase one share of our common stock. Each full pre-funded Series L warrant entitles the holder thereof to purchase one share of our common stock. Each Series H unit will be sold at a negotiated price of $1.89 per unit. The Series H units will not be issued or certificated. The warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

The shares of our common stock issuable from time to time upon exercise of the Series K warrants, the pre-funded Series L warrants and the Series M warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

The Series K warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2022, the expiration date of the Series K warrants, at an initial exercise price of $2.35 per share of common stock. The pre-funded Series L warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2018, the expiration date of the pre-funded Series L warrants, at an exercise price of $1.90 per share of common stock. The exercise price of $1.90 per share will be pre-paid, except for a nominal exercise price of $0.01 per share, upon issuance of the pre-funded Series L warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to us by the holder upon exercise. The Series M warrants will be exercisable during the period commencing on the original issuance date and ending on November 17, 2017, the expiration date of the Series M warrants, at an initial exercise price of $2.35 per share of common stock. See “Description of Our Common Stock” and “Description of Our Warrants” for more information on the securities offered hereby.

Our common stock is traded on the NASDAQ Capital Market under the symbol “GEVO.” On February 13, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.33 per share. The warrants are not and will not be listed for trading on the NASDAQ Capital Market, or any other securities exchange.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series G Unit	Per Series H Unit	Total
Public offering price	$1.90	$1.89	$11,869,300
Underwriting discount(1)	$0.116	$0.116	$725,000
Proceeds, before expenses, to Gevo, Inc.	$1.784	$1.774	$11,144,300

(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see “Underwriting” beginning on page S-38 of this prospectus supplement.

Delivery of the shares of common stock and warrants is expected to be made on or about February 17, 2017.

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Rodman & Renshaw, a unit of H.C. Wainright & Co.

The date of this prospectus supplement is February 14, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “us,” “our,” and “Gevo” refer to Gevo, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus contain estimates and other information concerning our target markets that are based on industry publications, surveys and forecasts, including those generated by the U.S. Energy Information Association (the “EIA”), the International Energy Agency (the “IEA”), and Nexant, Inc. (“Nexant”). Certain target market sizes presented in this prospectus supplement have been calculated by us (as further described below) based on such information. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to this information. Please read the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page S-11. These and other factors could cause actual results to differ materially from those expressed in these publications, surveys and forecasts.

With respect to calculation of product market volumes:

•	product market volumes are provided solely to show the magnitude of the potential markets for isobutanol and the products derived from it. They are not intended to be projections of our actual isobutanol production or sales;

•	product market volume calculations for fuels markets are based on data available for the year 2013 (the most current data available to the Company from the IEA);

•	product market volume calculations for chemicals markets are based on data available for the year 2012 (the most current data available to the Company from Nexant); and

•	volume data with respect to target market sizes is derived from data included in various industry publications, surveys and forecasts generated by the EIA, the IEA and Nexant.

We have converted these market sizes into volumes of isobutanol as follows:

•	we calculated the size of the market for isobutanol as a gasoline blendstock and oxygenate by multiplying the world gasoline market volume by an estimated 12.5% by volume isobutanol blend ratio;

•	we calculated the size of the specialty chemicals markets by substituting volumes of isobutanol equivalent to the volume of products currently used to serve these markets;

•	we calculated the size of the petrochemicals and hydrocarbon fuels markets by calculating the amount of isobutanol that, if converted into the target products at theoretical yield, would be needed to fully serve these markets (in substitution for the volume of products currently used to serve these markets); and

•	for consistency in measurement, where necessary we converted all market sizes into gallons.

Conversion into gallons for the fuels markets is based upon fuel densities identified by Air BP Ltd. and the American Petroleum Institute.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the “Risk Factors” section of this prospectus supplement beginning on page S-11 for a discussion of the risks involved in investing in our securities.

Our Business

We are a renewable chemicals and next generation biofuels company. We have developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Isobutanol is a four-carbon alcohol that can be sold directly for use as a specialty chemical in the production of solvents, paints and coatings or as a value-added gasoline blendstock. Isobutanol can also be converted into butenes using dehydration chemistry deployed in the refining and petrochemicals industries today. The convertibility of isobutanol into butenes is important because butenes are primary hydrocarbon building blocks used in the production of hydrocarbon fuels, lubricants, polyester, rubber, plastics, fibers and other polymers. We believe that the products derived from isobutanol have potential applications in substantially all of the global hydrocarbon fuels markets and in approximately 40% of the global petrochemicals markets.

In order to produce and sell isobutanol made from renewable sources, we have developed the Gevo Integrated Fermentation Technology® (“GIFT®”), an integrated technology platform for the efficient production and separation of renewable isobutanol. GIFT® consists of two components, proprietary biocatalysts that convert sugars derived from multiple renewable feedstocks into isobutanol through fermentation, and a proprietary separation unit that is designed to continuously separate isobutanol during the fermentation process. We developed our technology platform to be compatible with the existing approximately 25 billion gallons per year (“BGPY”) of global operating ethanol production capacity, as estimated by the Renewable Fuels Association.

GIFT® is designed to permit (i) the retrofit of existing ethanol capacity to produce isobutanol, ethanol or both products simultaneously, or (ii) the addition of renewable isobutanol or ethanol production capabilities to a facility’s existing ethanol production by adding additional fermentation capacity side-by-side with the facility’s existing ethanol fermentation capacity (collectively referred to as “Retrofit”). Having the flexibility to switch between the production of isobutanol and ethanol, or produce both products simultaneously, should allow us to optimize asset utilization and cash flows at a facility by taking advantage of fluctuations in market conditions. GIFT® is also designed to allow relatively low capital expenditure Retrofits of existing ethanol facilities, enabling a relatively rapid route to isobutanol production from the fermentation of renewable feedstocks. We believe that our production route will be cost-efficient, enable relatively rapid deployment of our technology platform and allow our isobutanol and related renewable products to be economically competitive with many of the petroleum-based products used in the chemicals and fuels markets today.

Recent Developments

2017 Notes

We and our advisors have been in engaged in discussions with Whitebox Advisors, LLC (“Whitebox”), the administrative agent and the holder of our 10% convertible senior secured notes due 2017 (the “2017 Notes”), regarding the extension of the maturity date and/or restructuring of the 2017 Notes. On February 13, 2017, we agreed with Whitebox to (i) extend the maturity date of the 2017 Notes from March 15, 2017 to June 23, 2017, (ii) increase the interest rate on the 2017 Notes by two percent (2%) to twelve percent (12%) per annum, and (iii) pay down $8.0 million of principal on the 2017 Notes in the amount of $2 million on each of March 13, 2017, April 13, 2017, May 12, 2017 and June 13, 2017, with an option for us to prepay all $8.0 million at any time in our sole discretion. In addition, we have agreed to apply at least fifteen percent (15%) of the net proceeds from this offering to paying down the outstanding principal on the 2017 Notes, which would be in addition to the $8 million prepayment of the 2017 Notes described above. See “Use of Proceeds.”

2022 Note Exchanges

In December 2016 and January 2017, we entered into private exchange agreements with certain holders of our 7.5% convertible senior notes due 2022 (the “2022 Notes,” and together with the 2017 Notes, the “Convertible Notes”) to exchange an aggregate of $9.825 million of principal amount of 2022 Notes for an aggregate of 2,407,215 shares of our common stock. Upon completion, these exchanges reduced the outstanding principal amount of the 2022 Notes to $1.175 million.

Cash

At December 31, 2016, we had cash and cash equivalents of $27.9 million. This amount is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of December 31, 2016. The review of our financial statements for the year ended December 31, 2016 is ongoing and could result in changes to this amount. Our financial statements for the year ended December 31, 2016 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

Lufthansa Heads of Agreement

In September 2016, we announced that we entered into a heads of agreement with Deutsche Lufthansa AG (“Lufthansa”) to supply ATJ from our first commercial hydrocarbons facility, intended to be built in Luverne, Minnesota. The terms of the agreement contemplate Lufthansa purchasing up to 8 million gallons per year of ATJ fuel or up to 40 million gallons over the 5-year life of the proposed off-take agreement. The heads of agreement established a selling price that is expected to allow for an appropriate level of return on the capital required to build-out our first commercial scale hydrocarbons facility. The heads of agreement is non-binding and is subject to completion of a binding off-take agreement and other definitive documentation between us and Lufthansa.

The delay in finalizing the definitive documentation is primarily due to Lufthansa’s desire to gain better clarity around (i) our expected timing for commencing the expansion of our production facility in Luverne, Minnesota (the “Agri-Energy Facility”) to produce the ATJ contemplated by the heads of agreement, (ii) the ultimate production mix to be produced at the expanded Agri-Energy Facility, as well as the other customers who will offtake such production, (iii) completion of the repayment or restructuring of our debt obligations and (iv) the supply chain specifics to enable the delivery of ATJ from the Agri-Energy Facility to the wing of an airplane at an airport. We are continuing to work with Lufthansa to come to a definitive agreement. We can make no assurance that a binding, definitive off-take agreement reflecting the terms of the heads of agreement, or at all, will be completed.

HCS Holding GmbH Letter of Intent

On February 13, 2017, we signed a non-binding letter of intent with HCS Group GmbH (“HCS”) to supply isooctane under a five year offtake agreement (the “HCS LOI”). The HCS LOI contemplates an offtake agreement that will have two phases. In the first phase, HCS will purchase isooctane produced at our demonstration hydrocarbons plant located in Silsbee, Texas. This first phase is expected to commence in 2017 and would continue until completion of our future, large-scale commercial hydrocarbon plant, likely at our existing isobutanol production facility located in Luverne, Minnesota. We expect revenue in the range of $2-3 million per year from the first phase.

In the second phase, HCS will agree to purchase approximately 300,000 to 400,000 gallons of isooctane from us per year under a five-year offtake agreement. We would supply this isooctane from our first large-scale commercial hydrocarbons facility, which is likely to be built at our existing isobutanol production facility located in Luverne, Minnesota. The HCS LOI establishes a selling price that is expected to allow for an appropriate level of return on the capital required to build out our existing production facility in Luverne, Minnesota.

The majority of the potential volume in the HCS LOI will be subject to our successful financing and completion of our first commercial hydrocarbons facility. The HCS LOI is non-binding and is subject to completion of a binding off-take agreement and other definitive documentation between us and HCS.

2016 Plant Update, Production and Inventory and 2017 Outlook

As previously announced, we produced approximately 440,000 gallons of isobutanol at our Agri-Energy Facility during 2016, a record amount for us. During 2016, we sold the equivalent of approximately 200,000 gallons of isobutanol, either directly as isobutanol or as renewable hydrocarbons (jet fuel, isooctane and isooctene). At December 31, 2016, we had approximately 200,000 gallons of isobutanol and approximately 42,000 gallons of renewable hydrocarbons in inventory.

On December 21, 2016, the Agri-Energy Facility was taken offline to perform unplanned necessary repairs and maintenance on certain components of the plant’s regenerative thermal oxidizer (“RTO”), a piece of pollution control equipment. While offline, we decided to make further upgrades to the RTO while it is down given the age of the equipment (the RTO was installed approximately ten years ago prior to us purchasing the plant in 2010) and such upgrades were expected to be made in the near future, in any event. The Agri-Energy Facility is back online for normal operations.

In prior years, almost all of our isobutanol production from the Agri-Energy Facility had been dedicated to supplying our hydrocarbons demo facility located in Silsbee, TX, to ensure that we could satisfy certain contractual obligations with customers for the supply of ATJ, isooctane, isooctene and para-xlyene. However, 2016 was the first year that we produced isobutanol at volumes large enough to not only provide the necessary feedstock for our hydrocarbons demo facility, but also to provide sufficient product to sell meaningful quantities of isobutanol directly into the marketplace. As a result, in 2016 we were able to boost our market development efforts for our isobutanol, in particular, in respect to certain of our core gasoline blendstock markets such as marinas and on-road gasoline fueling stations. We believe that gasoline end users such as boat owners and car owners are interested in purchasing isobutanol containing gasoline because of the improved properties compared to ethanol containing gasoline. We believe that gaining market acceptance for our isobutanol, while maintaining our targeted selling price, requires distribution partners to make certain investments to develop end-customer relationships, as well as to establish value chains to deliver our isobutanol to those end-customers. These partners are generally willing to make such investments only after being convinced that we will be able to reliably supply volumes sufficient to meet their end-customer demand. We believe that our production of 440,000 gallons in 2016, coupled with achieving our production targets in 2017, should be helpful in providing the evidence necessary to allow certain of our distribution partners to make the downstream investments required to increase overall demand for our product. We believe that this will result in increased sales and revenue from isobutanol in the future.

We currently produce both isobutanol and ethanol at the Agri-Energy Facility. We intend to deploy capital at the Agri-Energy Facility to switch the plant to the sole production of isobutanol, as well as to potentially expand the site for our first commercial hydrocarbons facility. There is no assurance we will be able to raise sufficient capital to enable such additions and modifications at the Agri-Energy Facility.

Information Regarding Liquidity

For the nine months ended September 30, 2016, we incurred a consolidated net loss of $34.9 million and had an accumulated deficit of $374.4 million at September 30, 2016. Our cash and cash equivalents at December 31, 2016 totaled $27.9 million, which will be used for the following: (i) operating activities at the Agri-Energy Facility; (ii) operating activities at our corporate headquarters in Colorado, including research and development; (iii) capital improvements primarily associated with the Agri-Energy Facility; (iv) costs associated with optimizing isobutanol production technology; (v) exploration of restructuring, strategic alternatives and new financings; and (vi) debt service, principal prepayment and repayment obligations. If we are unable to execute definitive documentation with Whitebox to further extend the maturity date and/or restructure the 2017 Notes, we will need to use our current cash, together with all or a portion of the proceeds from this offering, to repay the outstanding balance of the 2017 Notes at the June 23, 2017 maturity date, in which case we may need to raise additional capital much sooner than expected to fund our operations.

We expect to incur future net losses as we continue to fund the development and commercialization of our product candidates. To date, we have financed our operations primarily with proceeds from multiple sales of equity and debt securities, borrowings under debt facilities and product sales. Our audited financial statements for the year ended December 31, 2015, were prepared under the assumption that we would continue our operations as a going concern. Our independent registered public accounting firm for the year ended December 31, 2015 included a going concern emphasis of matter paragraph in its report on our financial statements as of, and for the year ended, December 31, 2015, indicating that the amount of working capital at December 31, 2015 was not sufficient to meet the cash requirements to fund planned operations through December 31, 2016 without additional sources of cash, which raises substantial doubt about our ability to continue as a going concern. Our inability to continue as a going concern may potentially affect our rights and obligations under our debt obligations and may lead to bankruptcy.

Our transition to profitability is dependent upon, among other things, the successful development and commercialization of our products and product candidates and the achievement of a level of revenues adequate to support our existing cost structure. We may never achieve profitability or generate positive cash flows, and unless and until we do, we will continue to need to raise additional cash. We intend to fund future operations through additional private and/or public offerings of debt or equity securities. In addition, we may seek additional capital through arrangements with strategic partners or from other sources. We will seek to restructure our debt and we will continue to address our cost structure. Notwithstanding these efforts, there can be no assurance that we will be able to raise additional funds, restructure our indebtedness or achieve or sustain profitability or positive cash flows from operations.

Debt Maturities and Exchanges

As of September 30, 2016, the outstanding principal on our 2017 Notes was $26.1 million. The 2017 Notes are scheduled to mature on March 15, 2017. As noted above, on February 13, 2017, we agreed with Whitebox to extend the maturity date to June 23, 2017, and to certain prepayment terms.

As of September 30, 2016, the principal balance of our 2022 Notes was $11.0 million. The 2022 Notes are scheduled to mature on July 1, 2022, unless earlier repurchased, redeemed or converted. Additionally, on July 1, 2017, each holder will have the right to require us to repurchase all of such holder’s 2022 Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, for cash at a repurchase price of 100% of the principal amount of such 2022 Notes plus any accrued and unpaid interest thereon through, but excluding, the repurchase date.

In December 2016 and January 2017, we entered into private exchange agreements with certain holders of our 2022 Notes to exchange an aggregate of $9.825 million of principal amount of 2022 Notes for an aggregate of 2,407,215 shares of our common stock. Upon completion, these exchanges reduced the outstanding principal amount of the 2022 Notes to $1.175 million.

Restructuring/Recapitalization Discussions

As noted above, in May 2016, we commenced a review of strategic alternatives. Our board of directors and its advisors have established a process for outreach to, and engagement with, interested strategic and financial parties and creditors. As part of that process, we and our advisors have engaged in discussions with Whitebox and with some of the holders of our 2022 Notes with respect to a recapitalization of the Company that would involve the 2017 Notes and the 2022 Notes. We believe that a recapitalization transaction whereby the Company’s debt is reduced (and/or the maturity date is materially extended) and a sufficient amount of working capital is provided to fund operations would reduce the current liquidity risks for the Company.

There can be no assurances that we will implement a recapitalization transaction. If we are unable to implement a recapitalization or restructuring transaction involving Whitebox and the holders of the 2022 Notes, we will have to seek other strategic alternatives, including other sources of financing and, if unsuccessful, may be forced to seek the protection of bankruptcy court by filing for bankruptcy.

Reverse Stock Split

On April 15, 2015, our Board of Directors approved a reverse split of our common stock at a ratio of one-for-fifteen. This reverse stock split became effective on April 20, 2015. In addition, on December 21, 2016, our Board of Directors approved a reverse split of our common stock at a ratio of one-for-twenty. This reverse stock split became effective on January 5, 2017. Unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus supplement have, where applicable, been adjusted retroactively to reflect these reverse stock splits.

Our Corporate Information

We were incorporated in Delaware in June 2005 under the name Methanotech, Inc. and filed an amendment to our certificate of incorporation changing our name to Gevo, Inc. on March 29, 2006. Our principal executive offices are located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, and our telephone number is (303) 858-8358. We maintain an internet website at www.gevo.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	5,680,000 shares of common stock.

Warrants offered by us

Series K warrants to purchase up to 6,250,000 shares of common stock. Each full Series K warrant will entitle the holder to purchase one share of common stock. The Series K warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2022, the expiration date of the Series K warrants, at an exercise price of $2.35 per share of common stock.

Pre-funded Series L warrants to purchase up to 570,000 shares of common stock. Each full pre-funded Series L warrant will entitle the holder to purchase one share of common stock. The pre-funded Series L warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2018, the expiration date of the pre-funded Series L warrants, at an exercise price of $1.90 per share of common stock. The exercise price of $1.90 per share will be pre-paid, except for a nominal exercise price of $0.01 per share, upon issuance of the pre-funded Series L warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to the Company by the holder upon exercise.

Series M warrants to purchase up to 6,250,000 shares of common stock. Each full Series M warrant will entitle the holder to purchase one share of common stock. The Series M warrants will be exercisable during the period commencing on the date of original issuance and ending on November 17, 2017, the expiration date of the Series M warrants, at an exercise price of $2.35 per share of common stock.

This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The exercise price of the warrants and the number of shares into which the warrants may be exercised are subject to adjustment in certain circumstances.

Common stock outstanding after this offering(1)	14,910,334 shares of common stock.

Limitation on ownership of warrants	A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

Use of proceeds	We expect the net proceeds from this offering to be approximately $10.8 million, after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We will use approximately $1.6 million of the net proceeds from this offering to repay a portion of the outstanding balance on the 2017 Notes pursuant to an agreement with Whitebox as described in “Recent Developments,” with the balance to be used to fund working capital and for other general corporate purposes, which may include the repayment of outstanding indebtedness. If we are unable to execute a definitive agreement with Whitebox to further extend the maturity date and/or restructure the 2017 Notes, we may need to use the entire proceeds from this offering towards the repayment of the outstanding balance of the 2017 Notes at the June 23, 2017 maturity date. See “Use of Proceeds.”

NASDAQ Capital Market symbol	“GEVO”. The warrants are not and will not be listed for trading on the NASDAQ Capital Market, or any other securities exchange.

Transfer agent	American Stock Transfer & Trust Company

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 9,230,334 shares of common stock outstanding as of January 31, 2017. The number of shares of common stock to be outstanding immediately after this offering excludes:

•	1,205,512 shares reserved for issuance pursuant to outstanding options, warrants or rights to acquire from us, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance by us of, common stock;

•	160,873 shares of common stock available for future grant under our 2010 Stock Incentive Plan (as amended, the “2010 Plan”);

•	3,802 shares of common stock available for issuance pursuant to our Employee Stock Purchase Plan; and

•	13,070,000 shares of common stock issuable upon the exercise of the warrants offered hereby.

Summary Financial Information

In the tables below, we provide you with a summary of our historical consolidated financial information. The information is only a summary, and you should read it together with the financial information incorporated by reference in this document. See “Incorporation of Certain Documents by Reference” on page S-44 of this prospectus supplement and “Where You Can Find Additional Information” on page S-44 of this prospectus supplement. The consolidated statements of operations data for the years ended December 31, 2013, 2014 and 2015 is derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and incorporated by reference herein. The consolidated statements of operations data for the nine months ended September 30, 2015 and 2016 and the consolidated balance sheet data as of September 30, 2016 is derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, and incorporated by reference herein. These unaudited financial statements have been prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements.

Our consolidated subsidiary Agri-Energy, LLC, a Minnesota limited liability company (“Agri-Energy”), commenced the Retrofit of the Agri-Energy Facility in 2011 and commenced initial startup operations for the production of isobutanol at this facility in May 2012. In September 2012, we made the strategic decision to pause isobutanol production at the Agri-Energy Facility to focus on optimizing specific parts of the process to further enhance isobutanol production rates. In 2013, we modified our Agri-Energy Facility in order to increase the isobutanol production rate. In June 2013, we resumed the limited production of isobutanol operating one fermenter and one GIFT® separation system in order to (i) verify that the modifications had significantly reduced the previously identified infections, (ii) demonstrate that our biocatalyst performs in the one million liter fermenters at the Agri-Energy Facility, and (iii) confirm GIFT® efficacy at commercial scale at the Agri-Energy Facility. In August 2013, we expanded production capacity at the Agri-Energy Facility by adding a second fermenter and second GIFT® system to further verify our results with a second configuration of equipment. In October 2013, we began commissioning the Agri-Energy Facility on corn mash to test isobutanol production run rates and to optimize biocatalyst production, fermentation separation and water management systems. In March 2014, we decided to leverage the flexibility of our GIFT® technology and further modify the Agri-Energy Facility to enable the simultaneous production of isobutanol and ethanol. In July 2014, we began more consistent co-production of isobutanol and ethanol at the Agri-Energy Facility, with one fermenter utilized for isobutanol production and three fermenters utilized for ethanol production. In line with our strategy to maximize asset utilization and site cash flows, we believe that this configuration of the plant should allow us to continue to optimize our isobutanol technology at a commercial scale, while taking advantage of potentially superior contribution margins from the production of ethanol. Also with a view to maximizing site cash flows, over certain periods of time, we may and have operated the plant for the sole production of ethanol across all four fermenters. Our long-term goal is to maximize margins at the Agri-Energy Facility.

Following our acquisition of Agri-Energy on September 22, 2010, we have derived substantially all of our revenue from the sale of ethanol, distiller’s grains and other related products produced as part of the ethanol production process at the Agri-Energy Facility. The production of ethanol alone is not our intended business and our future strategy is expected to depend on our ability to produce and market isobutanol and products derived from isobutanol. Given that the production of ethanol alone is not our intended business, and we are only beginning to achieve more consistent production and revenue from the sale of isobutanol, the historical operating results of Agri-Energy may not be indicative of future operating results for Agri-Energy or Gevo.

Consolidated statements of operations data:	Years Ended December 31,			Nine Months Ended September 30,
	2013	2014	2015	2015	2016
(in thousands, except share and per share amounts)				(Unaudited)
Revenue and cost of goods sold:
Ethanol sales and related products, net	$—	$23,549	$27,125	20,604	$19,288
Hydrocarbon revenue	2,157	3,949	1,694	1,449	1,462
Grant and other revenue	2,722	768	1,318	787	627
Corn sales	3,345	—	—	—	—

Total revenues	8,224	28,266	30,137	22,840	21,377

Cost of corn sales	3,391	—	—	—	—
Cost of goods sold	14,522	35,582	38,762	29,761	28,862

Gross (loss) margin	(9,689)	(7,316)	(8,625)	(6,921)	(7,485)

Operating expenses:
Research and development	20,179	14,120	6,610	5,014	3,670
Selling, general and administrative	25,548	18,341	16,692	13,406	6,337
Other operating expenses	99	—	—	—	—

Total operating expenses	45,826	32,461	23,302	18,420	10,007

Loss from operations	(55,515)	(39,777)	(31,927)	(25,341)	(17,492)
Other (expense) income:
Interest expense	$(9,301)	$(8,255)	$(8,243)	$(6,186)	$(6,497)
Interest expense—debt issuance cost	—	(3,769)	—	—	—
Gain (loss) on extinguishment/conversion of debt	(2,038)	—	232	285	(920)
Gain (loss) on extinguishment of warrant liability	—	—	1,775	1,775	(918)
Gain (loss) from change in fair value of embedded derivative of the 2022 Notes	3,114	3,470	—	—	—
Gain (loss) from change in fair value of derivative warrant liability	(3,195)	6,530	577	(2,361)	(4,171)
Gain (loss) from change in fair value of 2017 Notes	—	648	3,895	3,582	(3,629)
Gain (loss) on issuance of equity	—	—	(2,523)	—	(1,519)
Other income	129	8	20	14	207

Total other (expense) income	(11,291)	(1,368)	(4,267)	(2,891)	(17,447)

Net loss	(66,806)	(41,145)	(36,194)	(28,232)	(34,939)

Net loss attributable to Gevo, Inc. common stockholders	$(66,806)	$(41,145)	$(36,194)	$(28,232)	$(34,939)

Net loss per share of common stock attributable to Gevo, Inc. stockholders, basic and diluted	$(444.67)	$(153.35)	$(51.61)	$(44.46)	$(12.41)

Weighted-average number of common shares used in computing net loss per share of common stock, basic and diluted	150,239	268,308	701,252	635,043	2,814,266

	As of September 30, 2016
Consolidated balance sheet data:	Actual	As Adjusted(1)
(in thousands)	(Unaudited)
Cash and cash equivalents	$31,063	$40,219
Total assets	116,110	125,266
Convertible notes, net	33,973	23,950
Other long-term liabilities	18	18
Total liabilities	49,118	39,095
Accumulated deficit	(374,431)	(375,238)
Total stockholders’ equity	66,992	86,228

(1)	The as adjusted consolidated balance sheet data gives effect to (i) this offering and the receipt of the net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses, and the application of approximately $1.6 million of the net proceeds to pay down the 2017 Notes as described in “Use of Proceeds,” and (ii) the issuance of an aggregate of 2,407,215 shares of our common stock in exchange for an aggregate of $9.825 million of our 2022 Notes in December 2016 and January 2017 as described in this prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our common stock and warrants could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Certain Risks Related to Owning Our Securities

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively, which could cause the value of your investment to decline.

Although we will use at least 15% of the net proceeds of this offering to pay down the 2017 Notes, our management will have broad discretion in the application of the net proceeds of this offering. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. Our failure to apply the net proceeds effectively could affect our ability to continue to develop and sell our products and grow our business, which could cause the value of your investment to decline.

Our stock price may be volatile, and your investment in our securities could suffer a decline in value.

The market price of shares of our common stock has experienced significant price and volume fluctuations. For example, since February 19, 2011, when we became a public company, the closing sales price for one share of our common stock (as adjusted for the one-for-twenty reverse stock split effective January 5, 2017) has reached a high of $7,664.62 and a low of $2.64.

We cannot predict whether the price of our common stock will rise or fall. A variety of factors may have a significant effect on our stock price, including:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	the position of our cash and cash equivalents;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;

•	announcements of technological innovations by us, our partners or our competitors;

•	announcements by us, our partners or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	the entry into, modification or termination of licensing arrangements, marketing arrangements, and/or research, development, commercialization, supply, off-take or distribution arrangements;

•	our ability to consistently produce commercial quantities of isobutanol at the Agri-Energy Facility and ramp up production to nameplate capacity;

•	our ability to repay our indebtedness when it becomes due;

•	our ability to refinance, restructure or convert our current and future indebtedness;

•	additions or losses of customers;

•	our ability to obtain certain regulatory approvals for the use of our isobutanol in various fuels and chemicals markets;

•	commodity prices, including oil, ethanol and corn prices;

•	additions or departures of key management or scientific personnel;

•	competition from existing products or new products that may emerge;

•	issuance of new or updated research reports by securities or industry analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	litigation involving us, our general industry or both;

•	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	announcements or expectations of additional financing efforts (including restructuring our indebtedness) or the pursuit of strategic alternatives;

•	changes in existing laws, regulations and policies applicable to our business and products, including the Renewable Fuel Standard (“RFS”) program, and the adoption of or failure to adopt carbon emissions regulation;

•	sales of our common stock or equity-linked securities, such as warrants, by us or our stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	general market conditions in our industry; and

•	general economic and market conditions, including the recent financial crisis.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock, regardless of our operating performance, and cause the value of your investment to decline. Because the warrants are exercisable into our common stock, volatility or a reduction in the market price of our common stock could have an adverse effect on the trading price of the warrants. Holders who receive common stock upon exercise of the warrants will also be subject to the risk of volatility and a reduction in the market price of our common stock. In addition, the existence of the Convertible Notes and our outstanding warrants, together with the warrants being offered hereby, may encourage short selling in our common stock by market participants because the conversion of the Convertible Notes or exercise of the warrants could depress the price of our common stock.

Additionally, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation or other derivative shareholder lawsuits. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business regardless of the outcome.

The price of our common stock could also be affected by possible sales of common stock by investors who view the Convertible Notes or warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the warrants, or any common stock that holders receive upon exercise of the warrants.

Sales of a substantial number of shares of our common stock or securities linked to our common stock, such as the Convertible Notes and warrants (should an established market for such securities then exist), in the public market could occur at any time. These sales, or the perception in the market that such sales may occur, could reduce the market price of our common stock.

In addition, certain holders of our outstanding common stock (including shares of our common stock issuable upon the conversion of certain Convertible Notes or upon exercise of certain outstanding warrants) have rights, subject to certain conditions, to require us to file registration statements covering their shares and to include their shares in registration statements that we may file for ourselves or other stockholders.

We have substantial indebtedness outstanding and may incur additional indebtedness in the future. Our indebtedness exposes us to risks that could adversely affect our business, financial condition and results of operations.

As of September 30, 2016, we had $26.1 million in outstanding 2017 Notes, and $11.0 million in outstanding 2022 Notes. In December 2016 and January 2017, we entered into private exchange agreements with certain holders of our 2022 Notes to exchange an aggregate of $9.825 million of principal amount of 2022 Notes for an aggregate of 2,407,215 shares of our common stock. Upon completion, these exchanges reduced the outstanding principal amount of the 2022 Notes to $1.175 million. In addition, we and any current and future subsidiaries of ours may incur substantial additional debt in the future, subject to the specified limitations in our existing financing documents and the indentures governing the Convertible Notes. If new debt is added to our or any of our subsidiaries’ debt levels, the risks described in herein and in the documents incorporated by reference herein could intensify.

Our current and future indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations and financings, including this offering, to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with or renegotiate the various requirements of our existing indebtedness or any other indebtedness which we may incur in the future, we would be in default, which could permit the holders of our indebtedness, including the Convertible Notes, to accelerate the maturity of such indebtedness. Any default under such indebtedness could have a material adverse effect on our business, financial condition and results of operations.

In particular, we do not anticipate generating sufficient cash from operations to repay either the 2017 Notes at maturity on June 23, 2017 or the 2022 Notes on the put date of July 1, 2017. Although we agreed to extend the 2017 Notes to June 23, 2017, we still may not be able to timely repay the 2017 Notes. If we are unable to further extend the maturity date and/or restructure the 2017 Notes, we will need to use our current cash, together with all or a portion of the proceeds from this offering, to repay the outstanding balance of the 2017 Notes at the June 23, 2017 maturity date, in which case we may need to raise additional capital much sooner than expected to fund our operations. For example, in the event that we are forced to seek the protection of bankruptcy court by filing for bankruptcy, it would likely have a material adverse effect on the value of the holdings of all stockholders, potentially rendering their investment in our company worthless or of little value.

Our indebtedness with Whitebox is secured by liens on substantially all of our assets, including our intellectual property. If we are unable to satisfy our obligations under such instruments, Whitebox could foreclose on our assets, including our intellectual property. Any such foreclosure could force us to substantially curtail or cease our operations which could have a material adverse effect on our business, financial condition and results of operations.

We will require substantial additional financing to achieve our goals, and a failure to obtain this capital when needed or on acceptable terms could force us to delay, limit, reduce or terminate our development and commercialization efforts.

Significant portions of our resources have been dedicated to research and development, as well as demonstrating the effectiveness of our technology through the Retrofit of the Agri-Energy Facility. We believe that we will continue to expend substantial resources for the foreseeable future on further developing our technologies, developing future markets for our isobutanol and accessing and Retrofitting facilities necessary for the production of isobutanol on a commercial scale. These expenditures may include costs associated with research and development, accessing existing ethanol plants, Retrofitting or otherwise modifying the plants to produce isobutanol, obtaining government and regulatory approvals, acquiring or constructing storage facilities and negotiating supply agreements for the isobutanol we produce. In addition, we will need substantial capital to expand our Luverne, Minnesota facility into our first commercial hydrocarbons facility. Other unanticipated costs may also arise. Because the costs of developing our technology at a commercial scale are highly uncertain, we cannot reasonably estimate the amounts necessary to successfully commercialize our production.

To date, we have funded our operations primarily through equity offerings, issuances of debt, borrowing under our secured debt financing arrangements and revenues earned primarily from the sale of ethanol. Based on our current plans and expectations, we will require additional funding to achieve our goals. In addition, the cost of preparing, filing, prosecuting, maintaining and enforcing patent, trademark and other intellectual property rights and defending against claims by others that we may be violating their intellectual property rights may be significant. Moreover, our plans and expectations may change as a result of factors currently unknown to us, and we may need additional funds sooner than planned and may seek to raise additional funds through public or private debt or equity financings in the near future. We may also choose to seek additional capital sooner than required due to favorable market conditions or strategic considerations.

Our future capital requirements will depend on many factors, including:

•	the timing of, and costs involved in developing and optimizing our technologies for full-scale commercial production of isobutanol;

•	the timing of, and costs involved in accessing existing ethanol plants;

•	the timing of, and costs involved in Retrofitting the plants we access with our technologies;

•	the costs involved in establishing enhanced yeast seed trains, including at the Agri-Energy Facility;

•	the costs involved in acquiring and deploying additional equipment to attain final product specifications including at the Agri-Energy Facility, that may be required by future customers;

•	the costs involved in increasing our isobutanol production capacity, including at the Agri-Energy Facility;

•	the cost and timing to expand the Agri-Energy Facility into our first commercial hydrocarbons facility;

•	the cost of operating, maintaining and increasing production capacity of the Retrofitted plants;

•	our ability to negotiate agreements supplying suitable biomass to our plants, and the timing and terms of those agreements;

•	the timing of, and the costs involved in developing adequate storage facilities for the isobutanol we produce;

•	our ability to gain market acceptance for isobutanol as a specialty chemical, gasoline blendstock and as a raw material for the production of hydrocarbons;

•	our ability to negotiate supply agreements for the isobutanol we produce, and the timing and terms of those agreements, including terms related to sales price;

•	our ability to negotiate sales of our isobutanol for full-scale production of butenes and other industrially useful chemicals and fuels, and the timing and terms of those sales, including terms related to sales price;

•	our ability to sell the iDGs™ left as a co-product of fermenting isobutanol from corn as animal feedstock;

•	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the timing and terms of those arrangements;

•	the cost of preparing, filing, prosecuting, maintaining, defending and enforcing patent, trademark and other intellectual property claims, including litigation costs and the outcome of such litigation; and

•	our ability to refinance or restructure the 2017 and 2022 Notes prior to the maturity of the 2017 Notes and the put date of the 2022 Notes in 2017, respectively.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. In addition, our ability to raise additional funds will be subject to certain limitations in the agreements governing our indebtedness, including our secured indebtedness with Whitebox. If needed funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate:

•	our research and development activities;

•	our plans to access and/or Retrofit existing ethanol facilities;

•	our production of isobutanol at Retrofitted plants;

•	our production of hydrocarbons at our demonstration plant located at the South Hampton facility near Houston, TX, or any other future facilities;

•	our efforts to prepare, file, prosecute, maintain and enforce patent, trademark and other intellectual property rights and defend against claims by others that we may be violating their intellectual property rights;

•	our activities in developing storage capacity and negotiating supply agreements that may be necessary for the commercialization of our isobutanol production; and/or

•	our ordinary course business activities generally.

Future issuances of our common stock or instruments convertible or exercisable into our common stock, including in connection with conversions of our convertible notes or exercises of warrants, may materially and adversely affect the price of our common stock and cause dilution to our existing stockholders.

We may obtain additional funds through public or private debt or equity financings in the near future, subject to certain limitations in the agreements governing our indebtedness, including our secured indebtedness. If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of our common stock. In addition, the conversion of some or all of our convertible notes and/or the exercise of some or all of our warrants may dilute the ownership interests of our stockholders, and any sales in the public market of any of our common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our common stock. Additionally, under the terms of certain warrants (including the warrants being offered hereby), in the event that a warrant is exercised at a time when we do not have an effective registration statement covering the underlying shares of common stock on file with the SEC, such warrant may be net exercised, which will dilute the ownership interests of existing stockholders without any corresponding benefit to us of a cash payment for the exercise price of such warrant.

As of September 30, 2016, we had $11.0 million in outstanding 2022 Notes, which were convertible into 54,187 shares of common stock at the conversion rate in effect on September 30, 2016 (which amount includes 47,746 shares of common stock issuable in full satisfaction of the coupon make-whole payments due in connection therewith). As noted above, in December 2016 and January 2017, we entered into private exchange agreements with certain holders of our 2022 Notes to exchange an aggregate of $9.825 million of principal amount of 2022 Notes for an aggregate of 2,407,215 shares of our common stock. Upon completion, these exchanges reduced the outstanding principal amount of the 2022 Notes to $1.175 million. The conversion of the remaining $1.175 million in outstanding 2022 Notes in shares of our common stock could depress the trading price of our common stock. In addition, we have the option to issue common stock to any converting holder in lieu of making any required coupon make-whole payment in cash. If we elect to issue our common stock for such payment, the stock will be valued at 90% of the simple average of the daily volume weighted average prices of our common stock for the 10 trading days ending on and including the trading day immediately preceding the conversion date. If our stock price decreases, the number of shares we would be required to deliver in connection with the coupon make-whole payments would increase. Given that the agreements governing our indebtedness may prohibit us from paying, repurchasing or redeeming the 2022 Notes or making cash payments in respect of the coupon make-whole payments due upon a conversion, we may be unable to make such payment in cash. If we issue additional shares of our common stock in satisfaction of such payments, this may cause significant additional dilution to our existing stockholders.

As of September 30, 2016, we had $26.1 million in outstanding 2017 Notes, which were convertible into 79,182 shares of our common stock at the conversion rate in effect on September 30, 2016. The 79,182 shares includes 3,469 shares of common stock that may be issuable from time to time in the event that the Company pays a portion of the interest on the 2017 Notes in kind or elects to pay make-whole payments due upon conversion of the 2017 Notes, if any, in shares of common stock. The anticipated conversion of the outstanding 2017 Notes (including any interest that is paid in kind) into shares of our common stock could depress the trading price of our common stock. In addition, subject to certain restrictions, we have the option to issue common stock to any converting holder in lieu of making any required make-whole payment in cash. If we elect to issue our common stock for such payment, it will be at the same conversion rate that is applicable to conversions of the principal amount of the 2017 Notes. If we elect to issue additional shares of our common stock for such payments, this may cause significant additional dilution to our existing stockholders.

In addition, we issued common stock and warrants during the nine months ended September 30, 2016 to finance operations and may do so again in the future. Such issuances diluted the ownership interests of our existing shareholders and adversely affected the price of our common stock.

The terms of the agreements governing our indebtedness, including our secured indebtedness with Whitebox and the indentures governing the Convertible Notes, may restrict our ability to engage in certain transactions.

The terms of the agreements governing our indebtedness, including our secured indebtedness with Whitebox and the indentures governing the Convertible Notes, may prohibit us from engaging in certain actions, including disposing of certain assets, granting or otherwise allowing the imposition of a lien against certain assets, incurring certain kinds of additional indebtedness, acquiring or merging with other entities, or making dividends and other restricted payments unless we receive the prior approval of the requisite lenders or the requisite holders of the Convertible Notes. If we are unable to obtain such approval, we could be prohibited from engaging in transactions which could be beneficial to our business and our stockholders or could be forced to repay such indebtedness in full.

The indentures governing the Convertible Notes may prohibit us from engaging in certain mergers or acquisitions and if a fundamental change of the Company occurs prior to the maturity date of the Convertible Notes, holders of the Convertible Notes will have the right, at their option, to require us to repurchase all or a portion of their Convertible Notes and, in certain circumstances, to pay the holders of Convertible Notes a make-whole payment equal to the aggregate amount of interest that would have been payable on such Convertible Notes from the repurchase date through the maturity date of such Convertible Notes. With respect to the 2022 Notes, if a fundamental change occurs prior to the maturity date of the 2022 Notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its 2022 Notes in connection with such fundamental change. With respect to the 2017 Notes, the Company has the right to increase the conversion rate of the 2017 Notes by any amount for a period of at least 20 business days if the Company’s board of directors determines that such increase would be in the Company’s best interest. In addition, if an extraordinary transaction or fundamental transaction (as defined in the respective agreements governing our outstanding warrants) occurs, holders of certain of our warrants will have the right, at their option, to require us to repurchase the unexercised portion of such warrants for an amount in cash equal to the value of the warrants, as determined in accordance with the Black Scholes option pricing model and the terms of the warrants. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

The conversion or exercise prices, as applicable, of the Convertible Notes and warrants can fluctuate under certain circumstances which, if triggered, can result in potentially material further dilution to our stockholders.

The conversion price of the 2022 Notes can fluctuate in certain circumstances, including in the event that we undertake certain stock dividends, splits, combinations or distributions, or if there is a fundamental change prior to the maturity date of the 2022 Notes. In such instances, the conversion price of the 2022 Notes can fluctuate materially lower than the current conversion price of $1,707.65 per share. The conversion price of the 2017 Notes can fluctuate in certain circumstances, including in the event that there is a dividend or distribution paid on shares of our common stock or a subdivision, combination or reclassification of our common stock. In such instances, the conversion price of the 2017 Notes can fluctuate materially lower than the current conversion price of $344.83 per share.

The number of shares of common stock for which certain of our warrants are exercisable may be adjusted in the event that we undertake certain stock dividends, splits, combinations, distributions, and the price at which such shares of common stock may be purchased upon exercise of the warrants may be adjusted in the event that we undertake certain issuances of common stock or convertible securities at prices lower than the then-current exercise price for the warrants. As a result of these provisions, the exercise price of the warrants that we issued in December 2013, August 2014, May 2015, December 2015 and March 2016 will be subject to adjustment in connection with this offering. These provisions could result in substantial dilution to investors in our common stock.

The interest rates of the Convertible Notes can fluctuate under certain circumstances which, if triggered, can result in potentially material further dilution to our stockholders.

The interest rates of the Convertible Notes can fluctuate in certain circumstances, including in the event of a default of our obligations under the indentures governing the Convertible Notes or the registration rights agreements, if any, entered into in connection with such notes. In addition, the interest on the 2017 Notes will be payable 50% in cash and 50% in kind if (i) no event of default has occurred and is continuing under the indentures governing the 2017 Notes and (ii) the last reported sales price of our common stock on the 10th trading day immediately preceding the relevant interest payment date is more than $330.00 per share. As the

Company may be required to pay a portion of the interest on the 2017 Notes in kind, by either increasing the principal amount of the outstanding 2017 Notes or issuing additional 2017 Notes, any increase to the interest rate applicable to the 2017 Notes could result in additional dilution to investors in our common stock.

We may not have the ability to pay interest on the Convertible Notes or to repurchase or redeem the Convertible Notes.

If a fundamental change (as defined in the indentures governing the Convertible Notes) occurs, holders of the Convertible Notes may require us to repurchase, for cash, all or a portion of their Convertible Notes. In such circumstance we would be required to offer to repurchase the Convertible Notes at 100% of principal plus accrued and unpaid interest to, but not including, the repurchase date. We would also be required to pay the holders of the 2017 Notes a fundamental change make-whole payment equal to the aggregate amount of interest that would have otherwise been payable on such notes to, but not including, the maturity date of such notes. If we elect to redeem the Convertible Notes prior to their maturity, the redemption price of any Convertible Notes redeemed by us will be paid for in cash. Our ability to pay the interest on the Convertible Notes, to repurchase or redeem the Convertible Notes, to refinance our indebtedness and to fund working capital needs and planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay the interest on the Convertible Notes, to repurchase or redeem the Convertible Notes or to pay any cash amounts that may become due upon conversion of the Convertible Notes, or that our cash needs will not increase. In addition, any such repurchase or redemption of the Convertible Notes, even if such action would be in our best interests, may result in a default under the agreements governing our indebtedness, unless we are able to obtain the applicable lender’s consent prior to the taking of such action.

Our failure to repurchase tendered Convertible Notes at a time when the repurchase is required by the indenture governing such notes would constitute a default under such notes and would permit holders of such notes to accelerate our obligations under such notes. Such default may also lead to a default under the agreements governing any of our current and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and repurchase the Convertible Notes or make cash payments upon conversions thereof.

If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and meet our other needs, we may have to refinance all or a portion of our indebtedness, obtain additional funds through public or private debt or equity financings, reduce expenditures or sell assets that we deem necessary to our business. Our ability to take some or all of these actions will be subject to certain limitations in the agreements governing our indebtedness, including our secured indebtedness with Whitebox, and we cannot assure you that any of these measures would be possible or that any additional financing could be obtained on favorable terms, or at all. The inability to obtain additional financing on commercially reasonable terms could have a material adverse effect on our financial condition, which could cause the value of your investment to decline. Additionally, if we were to conduct a public or private offering of securities, any new offering would be likely to dilute our stockholders’ equity ownership.

The issuance of share-based payment awards under our stock incentive plan may cause dilution to our existing stockholders and may affect the market price of our common stock.

We have used, and in the future we may continue to use, stock options, stock grants and other equity-based incentives, either pursuant to the 2010 Plan, or outside of the 2010 Plan, to provide motivation and compensation to our directors, officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing shareholders and could result in a decline in the value of our stock price.

As of September 30, 2016, there were 24,885 shares subject to outstanding options and restricted stock units that are or will become eligible for sale in the public market to the extent permitted by any applicable vesting requirements and Rules 144 and 701 under the Securities Act of 1933, as amended (the “Securities Act”). The exercise or settlement of these options and restricted stock units and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our common stock.

As of September 30, 2016, there were 60,873 shares of common stock available for future grant under our 2010 Plan and 3,802 shares of common stock reserved for issuance under our Employee Stock Purchase Plan. These shares can be freely sold in the public market upon issuance and once vested.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never paid cash dividends on our common stock and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. As a result, only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock.

Agri-Energy is permitted to make dividends and distributions to Gevo, Inc. for certain defined purposes related to the Convertible Notes. Accordingly, even if we decide to pay cash dividends in the future, we may not be able to access cash generated by Agri-Energy if amounts are then outstanding pursuant to such agreements.

We are subject to anti-takeover provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and under Delaware law that could delay or prevent an acquisition of the Company, even if the acquisition would be beneficial to our stockholders.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may delay or prevent an acquisition of us. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws provide for a board of directors that is divided into three classes with staggered three-year terms, provide that all stockholder action must be effected at a duly called meeting of the stockholders and not by a consent in writing, and further provide that only our board of directors may call a special meeting of the stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management team. Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits, with some exceptions, stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Finally, our charter documents establish advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings. Although we believe these provisions together provide an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer to acquire the Company may be considered beneficial by some stockholders.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

The warrants being offered hereby will prohibit a holder from exercising its warrants if doing so would result in such holder beneficially owning more than 4.99% of our common stock. Any holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value but you may be unable to do so.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Except as set forth in the applicable warrant, holders of our warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants, except for those rights set forth in the applicable warrant. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise prices for the warrants will not be adjusted for all dilutive events.

The exercise prices for the warrants are subject to adjustment for certain events, including the issuance of stock dividends on our common stock and, in certain instances, the exercise price of the Series K and Series M warrants are subject to adjustment in the event of an issuance of our common stock at a price per share less than the exercise price of the Series K and Series M warrants. However, the exercise prices will not be adjusted for other events, including the issuance of certain rights, options or warrants, distributions of capital stock, indebtedness, or assets and cash dividends. Accordingly, an event that adversely affects the value of the warrants may occur, and that event may not result in an adjustment to the exercise prices.

We may not be permitted by the agreements governing our indebtedness, including our secured indebtedness with Whitebox, to repurchase the warrants, and we may not have the ability to do so.

Under certain circumstances, if a fundamental transaction (as defined in the warrants) occurs, holders of the warrants may require us to repurchase, for cash, the remaining unexercised portion of such warrants for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants. Our ability to repurchase the warrants depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the warrants. In addition, any such repurchase of the warrants may result in a default under the agreements governing our indebtedness, including our secured indebtedness with Whitebox, unless we are able to obtain such lender’s consent prior to the taking of such action. If we were unable to obtain such consent, compliance with the terms of the warrants would trigger an event of default under such agreements.

Certain Risks Relating to our Business

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our audited financial statements for the year ended December 31, 2015, were prepared under the assumption that we would continue our operations as a going concern. Our independent registered public accounting firm for the year ended December 31, 2015 included a going concern emphasis of matter paragraph in its report on our financial statements as of, and for the year ended, December 31, 2015, indicating that the amount of working capital at December 31, 2015 was not sufficient to meet the cash requirements to fund planned operations through December 31, 2016 without additional sources of cash, which raises substantial doubt about our ability to continue as a going concern. Uncertainty concerning our ability to continue as a going concern may hinder our ability to obtain future financing. Continued operations and our ability to continue as a going concern are dependent on our ability to obtain additional funding in the near future and thereafter, and there are no assurances that such funding will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from private and/or public offerings of debt or equity securities, sales of assets, sales of our licenses of intellectual property or technologies, or other transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a viable entity, our stockholders would likely lose most or all of their investment in us.

We have a history of net losses, and we may not achieve or maintain profitability.

We have incurred net losses of $34.9 million, $36.2 million, $41.1 million and $66.8 million during the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014 and 2013, respectively. As of September 30, 2016, we had an accumulated deficit of $374.4 million. We expect to incur losses and negative cash flows from operating activities for the foreseeable future. We currently derive revenue from the sale of isobutanol, ethanol and related products at the Agri-Energy Facility, although over certain periods of time, we may and have operated the plant for the sole production of ethanol and related products to maximize cash flows. We are currently producing isobutanol in relatively small quantities, at pre-commercial scale, which to date has resulted in negative gross margin for this product.

Additionally, we have generated limited revenue from the sale of products such as ATJ fuel produced from isobutanol that has been used for engine qualification and flight demonstration by the U.S. Air Force and other branches of the U.S. military. If our existing grants and cooperative agreements are canceled prior to the expected end dates or we are unable to obtain new grants, cooperative agreements or product supply contracts, our revenues could be adversely affected.

Furthermore, we expect to spend significant amounts on the further development and commercial implementation of our technology. We also expect to spend significant amounts acquiring and deploying additional equipment to attain final product specifications that may be required by future customers, acquiring or otherwise gaining access to additional ethanol plants and Retrofitting them for isobutanol production, on marketing, general and administrative expenses associated with our planned growth, on management of operations as a public company, and on debt service obligations. In addition, the cost of preparing, filing, prosecuting, maintaining and enforcing patent, trademark and other intellectual property rights and defending ourselves against claims by others that we may be violating their intellectual property rights may be significant.

In particular, over time, costs related to defending the validity of our issued patents and challenging the validity of the patents of others at the U.S. Patent and Trademark Office (“USPTO”) may be significant. As a result, even if our revenues increase substantially, we expect that our expenses will exceed revenues for the foreseeable future. We do not expect to achieve profitability during the foreseeable future, and may never achieve it. If we fail to achieve profitability, or if the time required to achieve profitability is longer than we anticipate, we may not be able to continue our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Failure to switch our Agri-Energy Facility to the sole production of isobutanol, as well as expand the site for our first commercial hydrocarbons facility, could have a material adverse effect on our business.

We intend to deploy capital at the Agri-Energy Facility to switch the plant to the sole production of isobutanol, as well as to expand the site for our first commercial hydrocarbons facility. Our ability to successfully make such additions and modifications is subject to significant constraints and uncertainties, including:

•	the need to raise substantial additional capital, which we may be unable to obtain on reasonable terms or at all;

•	delays and cost overruns as a result of a number of factors, many of which may be beyond our control;

•	delays or denial of required approvals by relevant government authorities;

•	diversion of significant management attention and other resources; and

•	failure to make additions and modifications to the facility effectively.

If we are unable to successfully make such additions and modifications to the Agri Energy Facility because of any of the risks described above, there could be a material adverse effect on our ability to achieve the growth we expect.

We may not be able to execute a binding, definitive off-take agreement with Lufthansa reflecting the terms of the heads of agreement, or at all.

On September 7, 2016, we announced that we entered into a heads of agreement with Lufthansa to supply ATJ from our first commercial hydrocarbons plant intended to be built in Luverne, Minnesota. The terms of the agreement contemplate Lufthansa purchasing up to 8 million gallons of ATJ per year, or 40 million gallons over the life of a supply agreement. The heads of agreement is non-binding and subject to completion of a binding off-take agreement and other definitive documentation between Gevo and Lufthansa. We can make no assurance that a binding, definitive off-take agreement reflecting the terms of the heads of agreement, or at all, will be completed. In addition, the heads of agreement contemplates and would require us to expand our isobutanal plant, which would require significant additional capital that we may not be able to obtain on acceptable terms, or at all. Further, the transactions contemplated in the heads of agreement require Gevo and Lufthansa to build out a supply chain to blend and deliver the finished fuel to targeted airports. If the binding documents necessary to consummate the transactions contemplated in the heads of agreement are not executed, or we are unable to expand our isobutanal plant and supply chain for any reason, we will not receive any of the potential benefits of the agreement, which may have a material adverse effect on our business prospects and the value of our common stock.

We may enter into letters of intent, memoranda of understanding and other largely non-binding agreements with potential customers or partners that may not result in legally binding, definitive agreements.

From time to time, we may enter into letters of intent, memoranda of understanding and other largely non-binding agreements or understandings with potential customers or partners in order to develop our business and the markets that we serve. We can make no assurance that legally binding, definitive agreements reflecting the terms of such non-binding agreements will be completed with such customers or partners, or at all.

We may be unable to successfully negotiate final, binding terms related to any non-binding isobutanol, ATJ and other hydrocarbon supply and distribution agreements that we enter into from time to time, which could harm our commercial prospects.

From time to time, we agree to preliminary terms regarding supplying isobutanol or the products derived from it to various companies for their use or further distribution. We may be unable to negotiate final terms with these or other companies in a timely manner, or at all, and there is no guarantee that the terms of any final agreement will be the same or similar to those contemplated in any preliminary agreements. Final terms may include less favorable pricing structures or volume commitments, more expensive delivery or purity requirements, reduced contract durations and other adverse changes. Delays in negotiating final contracts could slow our initial isobutanol commercialization, and failure to agree to definitive terms for sales of sufficient volumes of isobutanol could prevent us from growing our business. To the extent that terms in our initial supply and distribution contracts may influence negotiations regarding future contracts, the failure to negotiate favorable final terms related to any preliminary agreements could have an especially negative impact on our growth and profitability. Additionally, we have not demonstrated that we can meet the production levels contemplated in certain of our current non-binding supply agreements. If our production scale-up proceeds more slowly than we expect, or if we encounter difficulties in successfully completing plant Retrofits, potential customers, including those with whom we have current letters of intent, may be less willing to negotiate definitive supply agreements, or demand terms less favorable to us, and our performance may suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to the achievement of advances in our technology platform, the success of our Retrofit production model, the availability of suitable and cost-competitive feedstocks, our ability to gain market acceptance for our products, the expected cost-competitiveness and relative performance attributes of our isobutanol and the products derived from it, additional competition, changes in economic conditions, the future price and volatility of petroleum and products derived from petroleum and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.

Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results, performance or achievements reflected in our forward-looking statements:

•	our ability to further extend the maturity date or fully restructure the 2017 Notes;

•	our intent and ability to construct our first commercial hydrocarbons plant;

•	our ability to continue as a going concern;

•	our ability to timely repay or restructure our outstanding debt obligations;

•	our ability to enter into definitive binding agreements with Lufthansa reflecting the terms of the heads of agreement, or at all;

•	our ability to produce full-scale commercial quantities of isobutanol and/or ethanol in a timely and economic manner;

•	our ability to effectively use the net proceeds from this offering;

•	fluctuations in the market price of petroleum;

•	fluctuations in the market price of corn and other feedstocks;

•	unexpected delays, operational difficulties, cost-overruns or failures in the Retrofit process;

•	our ability to successfully identify and acquire access to additional facilities suitable for efficient Retrofitting;

•	our ability to successfully commercialize isobutanol and the products derived from it;

•	our ability to market our isobutanol to potential customers;

•	our ability to obtain regulatory approval for the use of our isobutanol and the products derived from our isobutanol, including, without limitation, our renewable jet fuel, in our target markets;

•	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

•	our ability to transition our preliminary commitments into definitive supply and distribution agreements or to negotiate sufficient long-term supply agreements for our production of isobutanol; and

•	general economic conditions and inflation, interest rate movements and access to capital.

The forward-looking statements contained herein reflect our views and assumptions only as of the date such forward-looking statements are made. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $10.8 million, after deducting underwriting discounts and commissions as described in “Underwriting,” and estimated offering expenses payable by us. We will use approximately $1.6 million of the net proceeds from this offering to repay a portion of the outstanding balance on the 2017 Notes pursuant to an agreement with Whitebox as described in “Recent Developments,” with the balance to be used to fund working capital and for other general corporate purposes, which may include the repayment of our 2017 Notes and 2022 Notes, including the $8.0 million prepayments on the 2017 Notes described in “Recent Developments.” The current interest rate on the 2017 Notes is 12% per annum, and the maturity date is June 23, 2017.

If we are unable to further extend the maturity date and/or restructure the 2017 Notes, we may need to use the entire proceeds from this offering towards the repayment of the outstanding balance of the 2017 Notes at the June 23, 2017 maturity date.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering, as described above, we intend to invest the net proceeds in demand deposit accounts.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2016:

•	on an actual basis;

•	on an as adjusted basis to the effect to the issuance of 2,407,215 shares of our common stock in exchange for an aggregate of $9.825 million of our 2022 Notes in December 2016 and January 2017; and

•	as further adjusted to give effect to the receipt of estimated net proceeds of approximately $10.8 million from this offering at an offering price of $1.90 per Series G unit and an offering price of $1.89 per Series H unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and the application of approximately $1.6 million of the net proceeds to pay down the 2017 Notes as described in “Use of Proceeds”.

The following table should be read in conjunction with our consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement (unaudited):

	September 30, 2016
	Actual	As Adjusted	As Further Adjusted
	(in thousands)
Cash and cash equivalents	$31,063	$31,063	$40,219
Debt:
2017 Notes, net	25,194	25,194	23,578
2022 Notes, net	8,779	372	372

Total debt	$33,973	$25,566	$23,950
Stockholders’ equity:
Common stock, $0.01 par value per share; 250,000,000 shares authorized; 6,588,500 issued and outstanding, actual; 250,000,000 shares authorized, 8,995,815 shares issued and outstanding, as adjusted; 250,000,000 shares authorized, 14,675,815 shares issued and outstanding, as further adjusted(1)	$1,317	$1,389	$1,446
Additional paid-in capital	440,106	449,248	460,020
Accumulated deficit	(374,431)	(375,238)	(375,238)

Total stockholders’ equity	$66,992	$75,399	$86,228

Total capitalization	$100,965	$100,965	$110,178

(1)	Number of outstanding shares have been adjusted to reflect the one-for-twenty reverse stock split effective on January 5, 2017.

The as adjusted and as further adjusted number of shares of our common stock is based on 6,588,500 shares of common stock outstanding as of September 30, 2016. The number of shares of common stock to be outstanding immediately after this offering also includes 2,407,315 shares of common stock issued in exchange for an aggregate of $9.825 million the 2022 Notes. The number of shares of common stock to be outstanding immediately after this offering excludes the following (measured as of January 31, 2017):

•	1,205,512 shares reserved for issuance pursuant to outstanding options, warrants or rights to acquire from us, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance by us of, common stock;

•	160,873 shares of common stock available for future grant under our 2010 Plan;

•	3,802 shares of common stock available for issuance pursuant to our Employee Stock Purchase Plan; and

•	13,070,000 shares of common stock issuable upon the exercise of the warrants offered hereby.

DESCRIPTION OF OUR COMMON STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors. As of January 31, 2017, there were 9,230,334 shares of common stock and no shares of preferred stock outstanding.

The material terms and provisions of our common stock and each other class of our securities which may qualify or limit the rights and privileges of our common stock are described under the caption “Description of Capital Stock” starting on page 11 of the accompanying prospectus.

DESCRIPTION OF OUR WARRANTS

The following description of the warrants offered hereby is a summary. It summarizes only those aspects of the warrants that we believe will be most important to your decision to invest in the warrants. You should keep in mind, however, that it is the terms in the warrants, and not this summary that define your rights as a holder of the warrants. There may be other provisions in the warrants that are also important to you. You should read the forms of the warrants for a full description of the terms of the warrants.

Each full Series K warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $2.35 per share. The Series K warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2022, the expiration date of the Series K warrants. Each full pre-funded Series L warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $1.90 per share. The exercise price of $1.90 per share, except for a nominal exercise price of $0.01 per share, will be pre-paid to us upon issuance of the pre-funded Series L warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to us by the holder upon exercise. The pre-funded Series L warrants will be exercisable during the period commencing on the date of original issuance and ending on February 17, 2018, the expiration date of the pre-funded Series L warrants. Each full Series M warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $2.35 per share. The Series M warrants will be exercisable during the period commencing on the date of original issuance and ending on November 17, 2017, the expiration date of the Series M warrants.

The purpose of the pre-funded Series L warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving pre-funded Series L warrants in lieu of the shares of common stock contained in the Series G units which would result in such holders’ ownership exceeding 4.99%, such holders will have the ability to exercise their options to purchase the shares underlying the pre-funded Series L warrants for nominal consideration at a later date. Pre-funded Series L warrants that expire unexercised will have no further value and the holders of such warrants will lose the pre-funded amount.

The warrants may be exercised by delivering to the Company a written notice of election to exercise the warrant, appropriately completed, duly signed and delivered, and delivering to the Company cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise the warrant, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the applicable warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we shall issue a new warrant exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock. However, if an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants.

If we fail to timely deliver shares of common stock pursuant to any warrant exercise, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such warrant was exercised, then we will be required to deliver, at the holder’s election, either (i) an amount in cash equal to the full purchase price paid by the holder to acquire such alternative shares or (ii) (A) the shares of common stock for which the warrant was exercised and (B) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of our common stock during the period beginning on the exercise date and ending on the date such payment is delivered. Notwithstanding the foregoing, if we are prohibited by restrictions contained in any of our credit agreements from making any payments described above in cash, we may instead satisfy any such payment obligation by delivering to the holder a number of shares of common stock equal to the cash payment amount divided by 90% of the last volume weighted average price of our common stock on the date of such payment.

If, at any time while the warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder’s warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the warrants. Additionally, following any fundamental transaction that is also a change of control, as described in the warrants, then if elected by the warrant holder via written notice delivered to us within 30 days following such change of control, we must acquire (or cause the successor entity to acquire) all of the electing holder’s warrants outstanding as of the effective date of such change of control by paying to such holder, at our option, either common stock (or qualifying securities of the successor entity) or cash, in each case in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder’s warrants that remained as of the effective date of such change of control.

The exercise price and the number and type of securities purchasable upon exercise of the warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events. In addition, the Series K warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series K warrants, with certain exceptions. The Company has the right at any time during the term of the Series K warrants or the Series M warrants to reduce the then-existing exercise price, with respect to all or any portion of any outstanding Series K warrant or Series M warrant, respectively, to any amount and for any period of time deemed appropriate by our board of directors, in its sole discretion. The terms of the warrants, including the anti-dilution protections described above, may make it difficult for us to raise additional capital at prevailing market terms in the future.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (in each case, “Distributed Property”), then each holder of a warrant shall receive, with respect to the shares of common stock issuable upon exercise of such warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

So long as any of the warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 100% of the maximum number of shares of common stock issuable upon the exercise of all of the warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 90 days after such failure.

No fractional shares will be issued upon exercise of the warrants. Except as set forth in the respective warrants, the warrants do not confer upon holders any voting or other rights as stockholders of the Company.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of (i) shares of common stock acquired as part of the Series G units (“shares of common stock”), (ii) warrants acquired as part of the Series G units or Series H units (“warrants”) and (iii) shares of common stock received on the exercise of the warrants (“warrant shares”).

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

Accordingly, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of shares of common stock, warrants or warrant shares acquired pursuant to this prospectus supplement that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. holder” means a beneficial owner of shares of common stock, warrants, or warrant shares acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A Non-U.S. Holder should review the discussion under the heading “Non-U.S. Holders” below for more information.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold shares of common stock, warrants or warrant shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding shares of common stock, warrants or warrant shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares of common stock, warrants or warrant shares as a result of a constructive sale; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares of common stock, warrants, or warrant shares in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares.

If an entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, warrants or warrant shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of common stock, warrants and warrant shares.

Characterization of the Units

For U.S. federal income tax purposes, the purchase by U.S. Holders or Non-U.S. Holders of a Series G unit comprised of one share of common stock, one Series K warrant and one Series M warrant under this prospectus supplement will be treated as the purchase of three components: a component consisting of one share of common stock, a component consisting of one Series K warrant to purchase one share of common stock and a component consisting of one Series M warrant, each to purchase one share of common stock. Similarly, the purchase of a Series H unit comprised of a pre-funded Series L warrant, one Series K warrant and one Series M warrants under this prospectus supplement will be treated as the purchase of three components: a component consisting of a pre-funded Series L warrant to purchase one share of common stock, a component consisting of one Series K warrant to purchase one share of common stock and a component consisting of one Series M warrant, each to purchase one share of common stock (each of the Series G units and the Series H units, a “unit”). The purchase price for each unit will be allocated between these three components based upon our determination of the relative fair market values of such components at the time the unit is purchased, which we will complete following the closing of the offering. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the components that comprise each unit.

For this purpose, we will allocate part of the purchase price for each unit to each component which comprises such unit. This allocation will be based upon our determination of the relative values of such components, which we will complete following the closing of the offering. This allocation is binding on you unless you explicitly disclose in a statement attached to your timely filed U.S. federal income tax return for the tax year that includes your acquisition date of the unit that your allocation of the purchase price is different than our allocation. However, the IRS will not be bound by our allocation of the purchase price for such units, and therefore, the IRS or a U.S. court may not respect our allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

U.S. Holders

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. Holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for the warrant share received on the exercise of a warrant will begin on the day the warrant is exercised by the U.S. Holder. It is possible, however, that a U.S. Holder’s holding period of the warrant share received upon the exercise of a pre-funded Series L warrant will begin on the day after the U.S. Holder purchased the pre-funded Series L warrant. U.S. Holders should consult their own tax advisor regarding the holding period for warrant shares received upon the exercise of pre-funded Series L warrants.

The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of taxation. Deductions for capital losses are subject to limitations under the Code.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the lapse or expiration. Deductions for capital losses are subject to limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not result in a constructive distribution (see the more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of Common Stock and Warrant Shares” below).

Distributions on Shares of Common Stock and Warrant Shares

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future, such distributions made on shares of common stock and warrant shares generally would be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurred. Dividends received by certain non-corporate U.S. Holders may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the shares and thereafter as capital gain from the sale or exchange of such shares, which would be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares

Upon the sale, certain qualifying redemptions, or other taxable disposition of shares of common stock or warrant shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares of common stock or warrant shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of common stock or warrant shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of shares of common stock, warrants and warrant shares.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and warrant shares and to the proceeds of a sale of shares of common stock, warrants or warrant shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss for U.S. tax purposes on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares of Common Stock, Warrants and Warrant Shares”).

The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a Non-U.S. Holder will not recognize a capital loss unless such Non-U.S. Holder is otherwise subject to U.S. federal income tax.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Shares of Common Stock and Warrant Shares” below.

Distributions on Shares of Common Stock and Warrant Shares

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future on our common stock, they would be subject to U.S. federal income tax in the manner described below.

Cash distributions on shares of common stock and warrant shares generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits will be applied against and reduce a Non-U.S. Holder’s tax basis in shares of common stock or warrant shares, to the extent thereof, and any excess will be treated as capital gain realized on the sale or other disposition of the shares and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Common Stock, Warrants and Warrant Shares,” below.

Any dividends paid to a Non-U.S. Holder with respect to shares of common stock or warrant shares that constitute dividends under the rules described above generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the U.S. and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of common stock or warrant shares who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally will be required to (i) complete an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares of Common Stock, Warrants and Warrant Shares

In general, a Non-U.S. Holder of shares of common stock, warrants or warrant shares will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of common stock, warrants or warrant shares, unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.; or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation,” as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of common stock, warrants or warrant shares.

We believe we currently are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Any gain described in (i) above will be subject to U.S. federal income tax at the regular graduated rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of common stock and warrant shares and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of common stock or warrant shares within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or FATCA, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of common stock and warrant shares, and will include the gross proceeds of a disposition of shares of common stock, warrants, and warrant shares, on or after January 1, 2019. Investors are urged to consult their own tax advisors regarding the possible application of these rules to their investment in our units, shares of common stock, warrants, and warrant shares.

UNDERWRITING

We are offering 5,680,000 Series G units and 570,000 Series H units as described in this prospectus supplement and the accompanying prospectus through the underwriters named in the table below. Oppenheimer & Co. Inc. is the sole book-running manager and is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement with the underwriters which provides that the underwriters must buy all of the units if they buy any of them. Our units are offered subject to a number of conditions, including:

•	receipt and acceptance of our units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of units set forth beside its name below:

Underwriters	Number of Series G Units	Number of Series H Units
Oppenheimer & Co. Inc.	4,828,000	484,500
Rodman & Renshaw, a unit of H.C. Wainwright & Co. LLC	852,000	85,500
Total	5,680,000	570,000

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the public offering prices set forth on the cover of this prospectus supplement. The underwriters may offer units to securities dealers at the public offering price less a concession not in excess of $0.0696. If all the units are not sold at the applicable public offering price, the underwriters may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriter.

	Per Unit	Total
Per Series G Unit	$0.116	$658,880
Per Series H Unit	$0.116	$66,120

Northland Capital Markets has acted as a financial advisor to us in connection with this offering, and it will receive a fee of $37,500 in connection with this offering. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $372,500. We have agreed to reimburse the underwriters for certain fees and expenses relating to this offering in an amount not to exceed $100,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities to any accounts over which they have discretionary authority.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions and syndicate covering transactions and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Since there is no over-allotment option, if the underwriters would have a naked short position, it can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

No Sales of Similar Securities

We, and our executive officers and directors, have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of Oppenheimer & Co. Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our common stock, any debt securities of the Company or any other securities of the Company that are substantially similar to our common stock, or securities convertible into or exchangeable or exercisable for our common stock, except in the circumstances described below. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, Oppenheimer & Co. Inc. may, in its sole discretion, release some or all of the securities from these lock-up agreements.

The restrictions set forth above are subject to customary exceptions and, in addition to such customary exceptions, shall not apply to:

•	the issuance by us of the common stock and warrants being offered hereby and the issuance by us of common stock upon the exercise of such warrants;

•

our registration under the Securities Act and the issuance and sale by us of shares of our common stock to vendors, consultants and service providers as compensation or to settle bona fide liabilities or to one or more counterparties in connection with any strategic partnership, joint venture, collaboration, lending or other similar arrangement, or in connection with the acquisition or license by the Company or any of its subsidiaries of any business, products, facilities, or intellectual property as long as (i) the number of shares issued does not exceed 15% of the number of shares of our common stock outstanding immediately after this offering and (ii) each of the recipients of these shares executes a lock-up agreement for the remainder of the lock-up period;

•	our registration under the Securities Act and the issuance by us of shares of common stock issuable upon conversion of the Convertible Notes, including the issuance of common stock in full satisfaction of any interest or coupon make-whole payments due in connection therewith;

•	transfers by our executive officers and directors in connection with the receipt or vesting of securities issued by us pursuant to any equity incentive or other compensatory plans, including the withholding by us or the surrender of such securities and/or any sale or other disposition of such securities, solely in order to satisfy tax liabilities with respect to such issuance or vesting or any deemed disposition or deemed sale with respect to such securities; or

•	transfers by our executive officers and directors pursuant to existing trading plans pursuant to Rule 10b5-1 under the Exchange Act.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NASDAQ Stock Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “GEVO.” The warrants are not and will not be listed for trading on the NASDAQ Capital Market, or any other securities exchange.

Affiliations

The underwriters and certain of their affiliates have in the past provided, are currently providing or may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Notice to Non-US Investors

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

The underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any units, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the units or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the Company to be in violation of the Belgian securities laws.

France

Neither this prospectus supplement nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom/Germany/Norway/The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the securities offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus supplement or any other document relating to the securities offered hereby in Italy must be made:

(a) by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c) in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The securities offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the securities being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Perkins Coie LLP, Denver, Colorado. Goodwin Procter LLP, New York, New York is counsel for the underwriters in connection with this offering.

EXPERTS

The audited consolidated financial statements for the year ended December 31, 2015 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2014 and 2013 (before the retrospective adjustments to the consolidated financial statements and financial statement disclosures relating to the April 20, 2015 reverse stock split) (not separately presented herein) incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s going concern uncertainty and development activities and the April 20, 2015 reverse stock split), which is incorporated herein by reference. Those retrospective adjustments relating to the April 20, 2015 reverse stock split were audited by other auditors. Such 2013 and 2014 consolidated financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Gevo, Inc. You may also access our reports and proxy statements free of charge at our website, http://www.gevo.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 12, 2016, August 10, 2016 and November 14, 2016, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on January 22, 2016, January 26, 2016, February 5, 2016, March 29, 2016, April 5, 2016, June 13, 2016, June 20, 2016, July 26, 2016, September 9, 2016, September 15, 2016, October 6, 2016, December 15, 2016, December 27, 2016, January 6, 2017, January 10, 2017, January 12, 2017, January 18, 2017 and January 31, 2017; and

•	the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-168792), filed with the SEC on August 12, 2010, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Gevo, Inc., Attention: Investor Relations, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, telephone (303) 858-8358.

PROSPECTUS

$130,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

15,076,495 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

From time to time, we may offer up to $130,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.

This prospectus also relates to the issuance of 15,076,495 shares of our common stock (the “Warrant Shares”) upon exercise of certain of our outstanding Warrants (as defined below under the heading “Description of Outstanding Warrants”). Such Warrants and Warrant Shares were registered under our Registration Statement on Form S-3 (File No. 333-187893), as amended on May 13, 2013 and initially declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2013 (the “Prior Registration Statement”).

We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplements and/or related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the NASDAQ Capital Market under the symbol “GEVO”. On June 30, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.59. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by the applicable prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $130,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. This prospectus also relates to the issuance of up to 15,076,495 Warrant Shares upon exercise of certain of our outstanding Warrants. The Warrants and the Warrant Shares were registered under the Prior Registration Statement. We may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

This prospectus contains estimates and other information concerning our target markets that are based on industry publications, surveys and forecasts, including those generated by SRI Consulting, a division of Access Intelligence, LLC, Chemical Market Associates, Inc., the U.S. Energy Information Association (the “EIA”), the International Energy Agency (the “IEA”), the Renewable Fuels Association (the “RFA”), and Nexant, Inc. (“Nexant”). Certain target market sizes presented in this prospectus have been calculated by us (as further described below) based on such information. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to this information. Please read the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These and other factors could cause actual results to differ materially from those expressed in these publications, surveys and forecasts.

With respect to calculation of product market volumes:

•	product market volumes are provided solely to show the magnitude of the potential markets for isobutanol and the products derived from it. They are not intended to be projections of our actual isobutanol production or sales;

•	product market volume calculations for fuels markets are based on data available for the year 2013 (the most current data available from the IEA);

•	product market volume calculations for chemicals markets are based on data available for the year 2012 (the most current data available from Nexant); and

•	volume data with respect to target market sizes is derived from data included in various industry publications, surveys and forecasts generated by the EIA, the IEA and Nexant.

We have converted these market sizes into volumes of isobutanol as follows:

•	we calculated the size of the market for isobutanol as a gasoline blendstock and oxygenate by multiplying the world gasoline market volume by an estimated 12.5% by volume isobutanol blend ratio;

•	we calculated the size of the specialty chemicals markets by substituting volumes of isobutanol equivalent to the volume of products currently used to serve these markets;

•	we calculated the size of the petrochemicals and hydrocarbon fuels markets by calculating the amount of isobutanol that, if converted into the target products at theoretical yield, would be needed to fully serve these markets (in substitution for the volume of products currently used to serve these markets); and

•	for consistency in measurement, where necessary we converted all market sizes into gallons.

Conversion into gallons for the fuels markets is based upon fuel densities identified by Air BP Ltd. and the American Petroleum Institute.

GEVO, INC.

Gevo, Inc. is a renewable chemicals and next generation biofuels company. We have developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Isobutanol is a four-carbon alcohol that can be sold directly for use as a specialty chemical in the production of solvents, paints and coatings or as a value-added gasoline blendstock. Isobutanol can also be converted into butenes using dehydration chemistry deployed in the refining and petrochemicals industries today. The convertibility of isobutanol into butenes is important because butenes are primary hydrocarbon building blocks used in the production of hydrocarbon fuels, lubricants, polyester, rubber, plastics, fibers and other polymers. We believe that the products derived from isobutanol have potential applications in substantially all of the global hydrocarbon fuels markets and in approximately 40% of the global petrochemicals markets.

In order to produce and sell isobutanol made from renewable sources, we have developed the Gevo Integrated Fermentation Technology® (“GIFT®”), an integrated technology platform for the efficient production and separation of isobutanol. GIFT® consists of two components, proprietary biocatalysts which convert sugars derived from multiple renewable feedstocks into isobutanol through fermentation, and a proprietary separation unit which is designed to continuously separate isobutanol from water during the fermentation process. We developed our technology platform to be compatible with the existing approximately 25 billion gallons per year of global operating ethanol production capacity, as estimated by the RFA.

GIFT® is designed to permit (i) the retrofit of existing ethanol capacity to produce isobutanol, ethanol or both products simultaneously or (ii) the addition of renewable isobutanol or ethanol production capabilities to a facility’s existing ethanol production by adding additional fermentation capacity side-by-side with the facility’s existing ethanol fermentation capacity (collectively referred to as “Retrofit”). Having the flexibility to switch between the production of isobutanol and ethanol, or produce both products simultaneously, should allow us to optimize asset utilization and cash flows at a facility by taking advantage of fluctuations in market conditions. GIFT® is also designed to allow relatively low capital expenditure Retrofits of existing ethanol facilities, enabling a relatively rapid route to isobutanol production from the fermentation of renewable feedstocks. We believe that our production route will be cost-efficient, will enable relatively rapid deployment of our technology platform and allow our isobutanol and related renewable products to be economically competitive with many of the petroleum-based products used in the chemicals and fuels markets today.

We were incorporated in Delaware in June 2005 under the name Methanotech, Inc. and filed an amendment to our certificate of incorporation changing our name to Gevo, Inc. on March 29, 2006. On April 20, 2015, the Company effected a reverse split of its common stock at a ratio of one-for-fifteen. Unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus have, where applicable, been adjusted retroactively to reflect this reverse stock split.

Our principal executive offices are located at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112, and our telephone number is (303) 858-8358. We maintain an Internet website at www.gevo.com. Information contained in or accessible through our website does not constitute part of this prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” and “Gevo” refer to Gevo, Inc., a Delaware corporation, and its wholly owned or indirect subsidiaries, and their predecessors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to the achievement of advances in our technology platform, the success of our Retrofit production model, the availability of suitable and cost-competitive feedstocks, our ability to gain market acceptance for our products, the expected cost-competitiveness and relative performance attributes of our isobutanol and the products derived from it, additional competition, changes in economic conditions, the future price and volatility of petroleum and products derived from petroleum and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.

Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results, performance or achievements reflected in our forward-looking statements:

•	our ability to successfully commercialize isobutanol and the products derived from it;

•	our ability to produce commercial quantities of isobutanol in a timely and economic manner;

•	unexpected delays, operational difficulties, cost-overruns or failures in the Retrofit process;

•	our ability to successfully identify and acquire access to additional facilities suitable for efficient Retrofitting;

•	our ability to market our isobutanol to potential customers;

•	fluctuations in the market price of petroleum;

•	fluctuations in the market price of corn and other feedstocks;

•	our ability to obtain regulatory approval for the use of our isobutanol in our target markets;

•	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

•	our ability to transition our preliminary commitments into definitive supply and distribution agreements or to negotiate sufficient long-term supply agreements for our production of isobutanol; and

•	general economic conditions and inflation, interest rate movements and access to capital.

The forward-looking statements contained herein reflect our views and assumptions only as of the date such forward-looking statements are made. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

Unallocated Securities

With respect to the unallocated securities to be offered under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $130,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may so offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to or update the information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell such unallocated securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior secured, senior unsecured or subordinated debt or as senior secured, senior unsecured or subordinated convertible debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement, if any, that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may evidence each series of units by unit certificates. Units may also be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Warrant Shares

This prospectus also relates to the issuance of the Warrant Shares, which were previously registered under the Prior Registration Statement. The material terms of the Warrants are summarized herein, which summaries are qualified in their entirety by reference to the forms of warrants and warrant agreements incorporated by reference as exhibits to the registration statement of which this prospectus is a part. To the extent that the terms of the offering and issuance of the Warrant Shares materially differs from those terms disclosed in this prospectus, we may provide you with a prospectus supplement that will contain specific information about the terms of such offering.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Three Months Ended	Year Ended
	3/31/2016	12/31/2015	12/31/2014	12/31/2013	12/31/2012	12/31/2011
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$(3,605)	$(36,194)	$(41,145)	$(67,006)	$(62,044)	$(48,511)

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby to improve the production of isobutanol and related products at our existing facility, acquire access to additional ethanol facilities through direct acquisition, tolling arrangements or joint ventures and to Retrofit those facilities to produce isobutanol and related products. A portion of the net proceeds from this offering may also be used for general corporate purposes, including, among other things, working capital requirements and potential repayment of indebtedness that may be outstanding at the time of any offering under this prospectus. Pending these uses, we expect to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors. As of June 30, 2016, there were 89,234,771 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock have one vote per share. Holders of common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to participate equally in dividends when and as dividends may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the prior rights of our creditors and the liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in the remaining assets on a pro rata basis. No shares of common stock are subject to redemption or have redemptive rights to purchase additional shares of common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GEVO”.

Preferred Stock

Our amended and restated certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, including the likelihood that such holders will receive dividend payments and payments upon liquidation, and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of our existing management. There are currently no shares of preferred stock outstanding.

Anti-Takeover Provisions

The Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, and our amended and restated bylaws contain provisions that could discourage or make more difficult a change in control of Gevo, including an acquisition of Gevo by means of a tender offer, a proxy contest and removal of our incumbent officers and directors, without the support of our board of directors. A summary of these provisions follows.

Statutory Business Combination Provision

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, Gevo has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire Gevo.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Directors may be removed only with cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by the holders of common stock at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by written consent of the stockholders.

Stockholder Meetings

Under our amended and restated certificate of incorporation and our amended and restated bylaws, only the board of directors, acting pursuant to a resolution adopted by a majority of the directors then in office, may call a special meeting of the stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the notice for such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

In order for our stockholders to bring nominations or business before an annual meeting properly, they must comply with certain notice requirements as provided by our amended and restated bylaws. Typically, in order for such notices to be timely, they must be provided to us not earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting. For such notices to be timely in the event the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the preceding year’s annual meeting, notice must be provided to us not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made.

Amendment of Charter Provisions

The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our amended and restated certificate of incorporation, including those related to the classification of our board of directors, the amendment of our bylaws and certificate of incorporation, restrictions against stockholder actions by written consent, the designated parties entitled to call a special meeting of the stockholders and the indemnification of officers and directors.

Our amended and restated bylaws may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;

•	redeem capital stock;

•	make investments or other restricted payments;

•	sell, transfer or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	any other terms which shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;.

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing the currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Unless we otherwise indicate in the applicable prospectus supplement, before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units, if any. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement, if any, and any supplemental agreements, if any, that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of any governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under the headings “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement, if any, or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent, if any, or the holder of any other unit, enforce by appropriate legal action its rights as a holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See the section entitled “Legal Ownership of Securities” below.

DESCRIPTION OF OUTSTANDING WARRANTS

In December 2013, we issued warrants to purchase 1,420,250 shares of our common stock (the “2013 Warrants”) in a firm commitment underwritten public offering. The 2013 Warrants were exercisable from the date of the original issuance and will expire on December 16, 2018. The 2013 Warrants contain certain anti-dilution protections, as more fully described below, and have an exercise price of $3.57 as of the date of this prospectus. The offering and sale of the 2013 Warrants, and the shares of common stock underlying the 2013 Warrants, were registered under the Prior Registration Statement.

In August 2014, we issued warrants to purchase 2,000,000 shares of our common stock (the “2014 Warrants”) in a firm commitment underwritten public offering. The 2014 Warrants were exercisable from the date of the original issuance and will expire on August 5, 2019. The 2014 Warrants contain certain anti-dilution protections, as more fully described below, and have an exercise price of $2.51 as of the date of this prospectus. The offering and sale of the 2014 Warrants, and the shares of common stock underlying the 2014 Warrants, were registered under the Prior Registration Statement.

In February 2015, we issued Series A warrants to purchase 2,216,667 shares of our common stock (the “Series A Warrants”) in a firm commitment underwritten public offering. The Series A Warrants were exercisable from the date of the original issuance and will expire on February 3, 2020. The Series A Warrants contain certain anti-dilution protections, as more fully described below, and have an exercise price of $0.30 as of the date of this prospectus. The offering and sale of the Series A Warrants, and the shares of common stock underlying the Series A Warrants, were registered under the Prior Registration Statement.

In May 2015, we issued Series C warrants to purchase 430,000 shares of our common stock (the “Series C Warrants”) in a firm commitment underwritten public offering. The Series C Warrants were exercisable from the date of the original issuance and will expire on May 19, 2020. The Series C Warrants contain certain anti-dilution protections, as more fully described below, and have an exercise price of $1.84 as of the date of this prospectus. The offering and sale of the Series C Warrants, and the shares of common stock underlying the Series C Warrants, were registered under the Prior Registration Statement.

In December 2015, we issued Series D warrants to purchase 10,050,000 shares of our common stock (the “Series D Warrants”) in a firm commitment underwritten public offering. The Series D Warrants were exercisable beginning on June 11, 2016 and will expire on December 11, 2020. The Series D Warrants have an exercise price of $0.10 as of the date of this prospectus and the holders of Series D Warrants are not entitled to any further anti-dilution adjustments. The offering and sale of the Series D Warrants, and the shares of common stock underlying the Series D Warrants, were registered under the Prior Registration Statement.

In April 2016, we issued Series F warrants to purchase 10,292,858 shares of our common stock (the “Series F Warrants”) and Series H Warrants to purchase 20,585,716 shares of our common stock (the “Series H Warrants” and, together with the 2013 Warrants, the 2014 Warrants, the Series A Warrants, the Series C Warrants, the Series D Warrants and the Series F Warrants, the “Warrants”) in a firm commitment underwritten public offering. The Series F Warrants will be exercisable beginning on October 1, 2016 and will expire on April 1, 2021. The Series F Warrants contain certain anti-dilution protections, as more fully described below, and have an exercise price of $0.30 as of the date of this prospectus. The Series H Warrants were exercisable from the date of the original issuance, will expire on October 1, 2016 and have an exercise price of $0.75 per share as of the date of this prospectus. The offering and sale of the Series F Warrants and the Series H Warrants, and the shares of common stock underlying the Series F Warrants and the Series H Warrants, were registered under the Prior Registration Statement.

The Company has the right at any time during the term of the Series D Warrants, Series F Warrants or Series H Warrants to reduce the then-existing exercise price of the Series D Warrants, Series F Warrants or Series H Warrants, respectively, to any amount and for any period of time deemed appropriate by our board of directors.

As of the date of this prospectus, the following number of each series of Warrants remain unexercised and outstanding:

2013 Warrants	1,115,476
2014 Warrants	389,229
Series A Warrants	228,332
Series C Warrants	430,000
Series D Warrants	43,600
Series F Warrants	10,292,858
Series H Warrants	2,557,000
Total	15,076,495

Exercise Mechanics

The Warrants may be exercised by delivering to the Company and/or the warrant agent, as applicable, a written notice of election to exercise, appropriately completed, duly signed and delivered, and delivering to the Company cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the Warrant or warrant agreement governing such series of Warrants, as applicable, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. No fractional shares will be issued upon exercise of the Warrants. If a Warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such Warrant, we may issue a new Warrant or warrant certificate exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the Warrant Shares underlying any series of the Warrants is not then effective or available, a holder of such series of Warrants may exercise such Warrants on a cashless basis, where the holder receives the net value of such Warrants in shares of common stock. However, if an effective registration statement is available for the issuance of the shares underlying a series of Warrants, a holder of such series of Warrants may only exercise such Warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of such Warrants.

If we fail to timely deliver shares of common stock pursuant to any exercise of any Series D Warrant, Series F Warrant or Series H Warrant, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such Warrant was exercised, then we will be required to deliver, at the holder’s election, either (i) an amount in cash equal to the full purchase price paid by the holder to acquire such alternative shares or (ii) (A) the shares of common stock for which the Series D Warrant, Series F Warrant or Series H Warrant, as applicable, was exercised and (B) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of our common stock during the period beginning on the exercise date and ending on the date such payment is delivered. Notwithstanding the foregoing, if we are prohibited by restrictions contained in any of our credit agreements from making any payments described above in cash, we may instead satisfy any such payment obligation by delivering to the holder a number of shares of common stock equal to the cash payment amount divided by 90% of the last volume weighted average price of our common stock on the date of such payment.

Fundamental or Extraordinary Transactions

If, at any time while the Warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a “fundamental transaction” or “extraordinary transaction”, as described in the applicable Warrants or warrant agreements and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental or extraordinary transaction if the holder had been, immediately prior to such fundamental or extraordinary transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder’s Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Warrants.

Additionally, in the event of an extraordinary transaction in which the 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants are assumed by a company that is not a publicly traded company, we or any successor entity will pay at the option of any holder of such Warrants, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of such Warrants as determined in accordance with the Black Scholes option pricing model and the terms of such Warrants.

In the event of a fundamental transaction, we or the successor entity will, at the option of any holder of Series D Warrants, Series F Warrants or Series H Warrants, exercisable prior to the date that is 30 days after the public announcement of the consummation of the fundamental transaction, purchase the unexercised portion of such Warrants for an amount of cash equal to the value of such Warrants as determined in accordance with the Black Scholes option pricing model and the terms of such Warrants.

Anti-Dilution Adjustments

The exercise price and the number and type of securities purchasable upon exercise of the Warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

The 2013 Warrants, 2014 Warrants and Series C Warrants contain broad-based weighted average anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of such Warrants, with certain exceptions; provided, however, that in no event will the exercise price of the 2013 Warrants, 2014 Warrants or Series C Warrants be less than $0.10 per share.

The Series A Warrants and Series F Warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series A Warrants and/or Series F Warrants, as applicable, with certain exceptions; provided, however, that in no event shall the exercise price of the Series F Warrants be less than $0.10 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

The terms of the Warrants, including the anti-dilution protections described above, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Rights as a Stockholder

Except as set forth in the respective Warrants, the Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

If, at any time while the Series D Warrants, Series F Warrants or Series H Warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (in each case, “Distributed Property”), then each holder of a Series D Warrant, Series F Warrant or Series H Warrant shall receive, with respect to the shares of common stock issuable upon exercise of such Series D Warrant, Series F Warrant or Series H Warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the Warrant immediately prior to the record date for such Distributed Property.

Ownership Limitation

Any exercise notice with respect to 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants delivered by a holder thereof will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder having a “beneficial ownership,” as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder (“Beneficial Ownership”), of our common stock or any other class of registered equity security (a “Class”) in excess of 19.999% of the number of outstanding shares of our common stock or such Class (the “19.999% Ownership Limitation”). Any purported delivery to any holder shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 19.999% Ownership Limitation.

Notwithstanding the foregoing, during any period of time in which the Beneficial Ownership of our common stock by any holder of 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants is less than 10%, any exercise notice with respect to 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants delivered by such a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder having a Beneficial Ownership of our common stock or any other Class in excess of 9.999% of the number of outstanding shares of our common stock or such Class (the “9.999% Ownership Limitation”). Any purported delivery to any such holder shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 9.999% Ownership Limitation.

Notwithstanding the foregoing, during any period of time in which the Beneficial Ownership of our common stock by any holder of 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants is less than 5%, any exercise notice with respect to 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants delivered by such a holder will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder having a Beneficial Ownership of our common stock in excess of 4.999% of the number of outstanding shares of our common stock or such Class (the “4.999% Ownership Limitation”). Any purported delivery to any such holder whose Beneficial Ownership of our common stock is less than 5% shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 4.999% Ownership Limitation.

By written notice to us, any holder of 2013 Warrants, 2014 Warrants, Series A Warrants or Series C Warrants may from time to time increase or decrease either or both of the 9.999% Ownership Limitation or the 4.999% Ownership Limitation to any other percentage not in excess of the 19.999% Ownership Limitation; provided that any such increase will not be effective until the 61st day after such notice is delivered to us.

Any exercise notice with respect to Series D Warrants, Series F Warrants or Series H Warrants delivered by a holder thereof will be deemed automatically not to have been so delivered by such holder to the extent, but only to the extent, that delivery of shares of our common stock or any other security otherwise deliverable upon such exercise would result in such holder having Beneficial Ownership in excess of the 4.999% Ownership Limitation. Any purported delivery to any holder shall be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would have Beneficial Ownership of our common stock or any such Class in excess of the 4.999% Ownership Limitation.

By written notice to us, any holder of Series D Warrants, Series F Warrants or Series H Warrants may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%; provided that any such increase will not be effective until the 61st day after such notice is delivered to us.

For purposes of calculating Beneficial Ownership for each of the immediately six preceding paragraphs, the aggregate number of shares of our common stock beneficially owned by a holder will include the number of shares of our common stock issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of our common stock which are issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by such holder, and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities beneficially owned by such holder (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein.

These ownership limitations will be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitations herein contained and the shares of our common stock underlying the Warrants in excess of the 19.999% Ownership Limitation, 9.999% Ownership Limitation or the 4.999% Ownership Limitation will not be deemed to be beneficially owned by a holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

Unallocated Securities

We may sell the unallocated securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell such securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute such securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement applicable to such offering will be underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any such activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Warrant Shares

We will sell the Warrant Shares covered by this prospectus from time to time only to the holders of the applicable Warrants upon exercise of such Warrants in accordance with the terms thereof.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Paul Hastings LLP, San Diego, California.

EXPERTS

The consolidated financial statements for the year ended December 31, 2015 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2014 and 2013 (before the retrospective adjustments to the consolidated financial statements and financial statement disclosures relating to the reverse stock split) (not separately presented herein) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s going concern uncertainty and development activities and the reverse stock split), which is incorporated herein by reference. Those retrospective adjustments relating to the reverse stock split were audited by other auditors. Such 2013 and 2014 consolidated financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

MATERIAL CHANGES

In the first quarter of 2016, the Company adopted ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30). This ASU requires companies to present, in the balance sheet, debt issuance costs as a direct deduction from the carrying amount of their debt, consistent with debt discounts. The retrospective impact on the Company’s balance sheets as of December 31, 2015 and 2014 is immaterial and resulted in a reduction in assets and debt of $0.3 million and $0.5 million, respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Gevo, Inc. You may also access our reports and proxy statements free of charge at our Internet website, http://www.gevo.com.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 30, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 12, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2016, January 26, 2016, February 5, 2016, March 29, 2016, April 5, 2016, June 13, 2016 and June 20, 2016; and

•	the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-168792), filed with the SEC on August 12, 2010, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Gevo, Inc., Attention: Investor Relations, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.

Gevo, Inc.

5,680,000 Series G Units consisting of One Share of

Common Stock, One Series K Warrant to

Purchase One Share of Common Stock and

One Series M Warrant to Purchase One Share of

Common Stock

570,000 Series H Units consisting of a Pre-Funded

Series L Warrant to Purchase One Share of

Common Stock, One Series K Warrant to

Purchase One Share of Common Stock and

One Series M Warrant to Purchase One Share of

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Rodman & Renshaw, a unit of H.C. Wainright & Co.

February 14, 2017